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                                                                     EXHIBIT 4.3


     14% SERIES A CUMULATIVE                            14% SERIES A CUMULATIVE
     PREFERRED STOCK                                    PREFERRED STOCK

NUMBER     INCORPORATED UNDER THE LAWS                             SHARES
PrA-       OF THE STATE OF DELAWARE

                                                                 SEE REVERSE FOR
                                                             CERTAIN DEFINITIONS

                                                             CUSIP


                                 FORCENERGY INC

           THIS IS TO CERTIFY THAT

           IS THE OWNER OF

           FULLY PAID AND NON-ASSESSABLE SHARES OF THE 14% Series A Cumulative Preferred Stock $.01 par value of

           Forcenergy Inc transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation of the Corporation and Amendments thereof to all of which the holder by the acceptance hereby assents. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

               Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated




           ----------------------         -------------------------------------
                 SECRETARY                               PRESIDENT
           AUTHORIZED SIGNATURE
                                        COUNTERSIGNED AND REGISTERED:
                                  BY    AMERICAN STOCK TRANSFER & TRUST COMPANY
                                                (New York, N.Y.) TRANSFER AGENT
                                                                AND REGISTRAR